Exhibit 10.91

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of May 31, 2003 by and among Horizon Group Properties, Inc., a Maryland corporation (“Parent”); Daleville, Somerset, Tulare Finance Company, Inc., a Delaware corporation (“Horizon GP”); Horizon Group Properties, L.P., a Delaware limited partnership (“Horizon LP”); Pleasant Lake Apts. Corp., an Ohio corporation (“Pleasant Lake GP”); Pleasant Lake Apts. Limited Partnership, an Ohio limited partnership (“Pleasant Lake LP”); Richard Bongorno (“Bongorno”); Gary Skoien (“Skoien”); and David Zlatin (“Zlatin”) (Bongorno, Skoien and Zlatin are hereinafter collectively, the “Other LPs”).  Parent, Horizon GP, Horizon LP, Pleasant Lake GP Pleasant Lake LP and the Other LPs are herein referred to individually as the “Party” and collectively as the “Parties.”

R E C I T A L S:

A.                                   Horizon GP owns a one percent (1%) general partnership interest in Daleville, Somerset, Tulare Outlet Centers, L.P., a Delaware limited partnership (the “Limited Partnership”), (the “General Partnership Interest”).

B.                                     Horizon LP owns a ninety-nine percent (99%) limited partnership interest in the Limited Partnership (the “Limited Partnership Interest”).

C.                                     This Agreement contemplates a transaction in which Pleasant Lake GP will purchase and Horizon GP will sell the General Partnership Interest, and Pleasant Lake LP and the Other LPs will purchase and Horizon LP will sell the Limited Partnership Interest.

D.                                    The Limited Partnership owns certain real property, including, without limitation, the Indiana Factory Shops located in Daleville, Indiana and The Shops at Georgian Place located in Somerset, Pennsylvania (collectively, the “Daleville and Somerset Properties”),

E.                                      The Limited Partnership recently sold the Tulare Outlet Center in Tulare, California (the “Tulare Property”), to Tulare Outlet Center, L.P.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1.                                      PURCHASE AND SALE OF GENERAL PARTNERSHIP INTEREST AND LIMITED PARTNERSHIP INTEREST.

1(a)                           Basic Transaction.  On and subject to the terms and conditions of this Agreement:

(i)                                     Pleasant Lake GP agrees to purchase from Horizon GP the General Partnership Interest, and Horizon GP agrees to sell to Pleasant Lake GP the General Partnership Interest; and

(ii)                                  Pleasant Lake LP and the Other LPs agree to purchase from Horizon LP the Limited Partnership Interest, and Horizon LP agrees to sell to Pleasant Lake LP and the Other LPs the Limited Partnership Interest.

1(b)                           Purchase Price.  The aggregate purchase price for the General Partnership Interest and the Limited Partnership Interest shall be One Million Nine Hundred and Eighty Thousand Dollars ($1,980,000) (the “Purchase Price”), allocated as follows:  Nineteen Thousand Eight Hundred Dollars ($19,800) for the General Partnership Interest and One Million Nine Hundred Sixty Thousand Two Hundred Dollars ($1,960,200) for the Limited Partnership Interest.  The purchase price consideration shall be paid on the Closing Date as follows:  Pleasant Lake GP shall wire or pay by check to Horizon GP Nineteen Thousand Eight Hundred Dollars ($19,800); Pleasant Lake LP shall wire or pay by check to Horizon LP One Million Seven Hundred Two Thousand Eight Hundred Dollars ($1,702,800); Bongorno shall wire or pay by check to Horizon LP Nineteen Thousand Eight Hundred Dollars ($19,800); Skoien shall wire or pay by check to Horizon LP One Hundred Ninety-Eight Thousand Dollars ($198,000); and Zlatin shall wire or pay by check to Horizon LP Thirty-Nine Thousand Six Hundred Dollars ($39,600).

1(c)                           The Closing.  The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Schiff Hardin & Waite, 6600 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606, commencing at 10:00 a.m. on May 30, 2003 (the “Closing Date”).

1(d)                           Deliveries at the Closing.  At the Closing:

(i)                                     Horizon GP will deliver to Pleasant Lake an Assignment of General Partnership Interest;

(ii)                                  Horizon LP will deliver to each of Pleasant Lake LP and the Other LPs an Assignment of Limited Partnership Interest assigning to them that percentage of the Limited Partnership Interest as is set forth in Exhibit A attached hereto and made a part hereof; and

(iii)                               Pleasant Lake GP, Pleasant Lake LP and the Other LPs, as applicable, will deliver to Horizon GP and Horizon LP, as applicable, the Purchase Price in the manner described in Section 1(b) above.

2.                                      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

2(a)                           Representations and Warranties of Parent.  Parent represents and warrants to Pleasant Lake GP, Pleasant Lake LP and the Other LPs that the statements contained in this Section 2(a) are true as of the date of this Agreement.

(i)                                     Organization of Parent.  Parent is a corporation validly existing and in good standing under the laws of the State of Maryland, and is qualified and in good standing as a foreign corporation in Indiana.

(ii)                                  Authorization of Transaction.  Parent has full power and authority to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder; and has obtained all necessary corporate consent and other approvals to authorize Horizon GP to transfer the General Partnership Interest to Pleasant Lake GP and to authorize Horizon LP to transfer the Limited Partnership Interest to Pleasant Lake LP and the Other LPs, as applicable.

(iii)                               No Conflict.  The execution and delivery of this Agreement by Parent, the execution and delivery of every other document and instrument to be delivered at the Closing pursuant to this Agreement by or on behalf of Parent and the consummation of the transactions contemplated by this Agreement have been duly authorized and validly executed and delivered by Parent, and will not (a) constitute or result in the breach of or default under any oral or written agreement to which Parent is a party; (b) constitute or result in a violation of any order, decree or injunction with respect to which Parent is bound; (c) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Parent is a party; and/or (d) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Parent may be subject.

2(b)                           Representations and Warranties of Horizon GP.  Horizon GP represents and warrants to Pleasant Lake GP, Pleasant Lake LP and the Other LPs that the statements contained in this Section 2(b) are true as of the date of this Agreement.

(i)                                     Organization of Parent.  Horizon GP is a corporation validly existing and in good standing under the laws of the State of Delaware, and is qualified and in good standing as a foreign corporation in Indiana, Pennsylvania and California.

(ii)                                  Authorization of Transaction.  Horizon GP has full power and authority to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder; and has obtained all necessary corporate consent and other approvals to transfer the General Partnership Interest to Pleasant Lake GP.

(iii)                               General Partnership Interest.  Horizon GP holds of record and owns beneficially the General Partnership Interest free and clear of any liens, encumbrances and/or restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended and state securities laws), taxes and purchase rights.  Horizon GP is not a party to any option, warrant, purchase right or other contract or commitment that could require Horizon GP to sell, transfer or otherwise dispose of the General Partnership Interest (other than this Agreement).

(iv)                              No Conflict.  The execution and delivery of this Agreement by Horizon GP, the execution and delivery of every other document and instrument to be delivered at the Closing pursuant to this Agreement by or on behalf of Horizon GP and the consummation of the transactions contemplated by this Agreement have been duly authorized and validly executed and delivered by Horizon GP, and will not (a) constitute or result in the breach of or default under any written agreement to which Horizon GP is a party; (b) constitute or result in a violation of any order, decree or injunction with respect to which Horizon GP is bound; (c) cause or entitle any party to have a right to accelerate or declare a default under any written agreement to which Horizon GP is a party; and/or (d) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Horizon GP may be subject.

2(c)                           Representations and Warranties of Horizon LP.  Horizon LP represents and warrants to Pleasant Lake GP, Pleasant Lake LP and the Other LPs that the statements contained in this Section 2(c) are true as of the date of this Agreement.

(i)                                     Organization of Horizon LP.  Horizon LP is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is qualified and in full force and effect as a foreign limited partnership in Indiana and Pennsylvania.

(ii)                                  Authorization of Transaction.  Horizon LP has full power and authority to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder; and has obtained all necessary partnership consent and other approvals to transfer the Limited Partnership Interest to Pleasant Lake LP and the Other LPs.

(iii)                               Limited Partnership Interest.  Horizon LP holds of record and owns beneficially the Limited Partnership Interest free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended and state securities laws), taxes and purchase rights.  Horizon LP is not a party to any option, warrant, purchase right or other contract or commitment that could require Horizon LP to sell, transfer or otherwise dispose of the Limited Partnership Interest (other than this Agreement).

(iv)                              No Conflict.  The execution and delivery of this Agreement by Horizon LP, the execution and delivery of every other document and instrument to be delivered at the Closing pursuant to this Agreement by or on behalf of Horizon LP and the consummation of the transactions contemplated by this Agreement have been duly authorized and validly executed and delivered by Horizon LP, and will not (a) constitute or result in the breach of or default under any written agreement to which Horizon LP is a party; (b) constitute or result in a violation of any order, decree or injunction with respect to which Horizon LP is bound; (c) cause or entitle any party to have a right to accelerate or declare a default under any written agreement to which Horizon LP is a party; and/or (d) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Horizon LP may be subject.

2(d)                           Representations and Warranties of Pleasant Lake GP.  Pleasant Lake GP represents and warrants to Parent, Horizon GP and Horizon LP that the statements contained in this Section 2(d) are true as of the date of this Agreement.

(i)                                     Organization of Pleasant Lake GP.  Pleasant Lake GP is an Ohio corporation, validly existing and in good standing under the laws of the State of Ohio.

(ii)                                  Authorization of Transaction.  Pleasant Lake GP has full power and authority to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder.

(iii)                               Investment.  Pleasant Lake GP is not acquiring the General Partnership Interest with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

2(e)                           Representations and Warranties of Pleasant Lake LP.  Pleasant Lake LP represents and warrants to Parent, Horizon GP Horizon LP that the statements contained in this Section 2(e) are true as of the date of this Agreement.

(i)                                     Organization of Pleasant Lake LP.  Pleasant Lake LP is an Ohio limited partnership, validly existing and in good standing under the laws of the State of Ohio.

(ii)                                  Authorization of Transaction.  Pleasant Lake LP has full power and authority to execute and deliver this Agreement and has all requisite power and authority to perform its obligations hereunder.

(iii)                               Investment.  Pleasant Lake LP is not acquiring the Limited Partnership Interest with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

2(f)                             Representations of Other LPs.  The Other LPs represent and warrant to Parent, Horizon GP and Horizon LP that the statements contained in this Section 2(f) are true as of the date of this Agreement.

(i)                                     Authorization of Transaction.  The Other LPs have full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

(ii)                                  Investment.  The Other LPs are not acquiring the Limited Partnership Interest with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

3.                                      REPRESENTATIONS AND WARRANTIES REGARDING THE LIMITED PARTNERSHIP.

3(a)                           Title.  The Limited Partnership owns, and has good and marketable title to, the Daleville and Somerset Properties, free and clear of all liens, mortgages, pledges, security interests, claims, encumbrances or charges of any kind whatsoever except for those set forth on Schedule 3(a) attached hereto and made a part hereof.

3(b)                           Compliance with Laws.  Neither Parent, Horizon GP nor Horizon LP have any knowledge of any non-compliance with applicable federal, state and local statutes, laws, ordinances, orders, requirements, rules and regulations that have not been cured (including, but not limited to, building, zoning and environmental laws) relating to the Limited Partnership; and with respect to the Americans With Disabilities Act, neither Parent, Horizon GP nor Horizon LP have received any notice of non-compliance.

3(c)                           No Violation.  No written notice of violation of any applicable federal, state and local statutes, laws, ordinances, orders, requirements, rules and regulations or of any covenant, condition, restriction or easement affecting the Daleville and Somerset Properties or with respect to the maintenance, use or occupancy of the Daleville and Somerset Properties has been received by the Limited Partnership and remains outstanding from any governmental authority having jurisdiction over the Daleville and Somerset Properties or by any other person entitled to enforce the same.  Neither Parent, Horizon GP nor Horizon LP have received notice that any covenants, conditions, restrictions or easements affecting the use or title to the Daleville and Somerset Properties have not been complied with.

3(d)                           Environmental.  With respect to environmental matters:

(i)                                     To the knowledge of Parent, Horizon GP and Horizon LP, no toxic, hazardous, explosive or otherwise dangerous materials, substances, pollutants or wastes, as those terms are used in the Clean Air Act; the Clean Water Act; Resource Conservation and Recovery Act of 1976; the Hazardous Materials Transportation Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”); the Emergency Planning and Community Right-to-Know Act; or in any other federal, state or local law environmental law (collectively “Environmental Laws”), petroleum products, polychlorinated biphenyls or radioactive materials (all of the above being collectively referred to herein as “Hazardous Materials”) have been or are stored, treated, disposed of, managed, generated, manufactured, produced, released, emitted or discharged on, in or under any real property owned by the Limited Partnership, including, without limitation, the Daleville and Somerset Properties and the Tulare Property, other than in compliance with applicable law or as disclosed in any environmental report delivered to Pleasant GP, Pleasant Lake LP and the Other LPs by Parent, Horizon GP and/or Horizon LP.

(ii)                                  To the knowledge of Parent, Horizon GP and Horizon LP, the Limited Partnership is in compliance with all Environmental Laws and has not obtained any environmental licenses, permits, approvals, registrations and authorizations (federal, state and local) material to the conduct of its business on the Daleville and Somerset Properties and/or the Tulare Property and has no knowledge of any obligation to obtain any of the same.

(iii)                               No governmental or private action, suit or proceeding to enforce or impose liability under any Environmental Law has been instigated or, to the knowledge of Parent, Horizon GP and Horizon LP, threatened against the Limited Partnership and no lien against the Limited Partnership has been created under the Environmental Laws.

(iv)                              To the knowledge of Parent, Horizon GP and Horizon LP, there are no underground storage tanks on the Daleville and Somerset Properties and/or the Tulare Property; and to the best of Parent’s, Horizon GP’s and Horizon LP’s knowledge, except as set forth on Schedule 3(d)(iv) attached hereto and made a part hereof, no underground storage tanks have been removed from the Daleville and Somerset Properties and/or the Tulare Property.

3(e)                           Public Utilities.  To the knowledge of Parent, Horizon GP and Horizon LP, all public utilities, including, but not limited to, water, sanitary sewer, gas, electricity, telephone and storm sewer and drainage facilities and other utilities required for the use and operation of the real property owned by the Limited Partnership (a) are installed to the property lines of the real property owned by the Limited Partnership; (b) are connected pursuant to valid permits; and (c) either enter the real property owned by the Limited Partnership through adjoining public streets, or if they pass through adjoining private land, do so in accordance with valid public easements or private easements that inure to the benefit of Seller and its successors in title to the Daleville and Somerset Properties.  To Parent’s, Horizon GP’s and Horizon LP’s knowledge, no fact or condition exists that would result in the termination or impairment of access to the Daleville and Somerset Properties from adjoining public or private streets or ways or that could result in discontinuation of necessary sewer, water, electric, gas, telephone or other utility services.  To the knowledge of Parent, Horizon GP and Horizon LP, no notice has been issued to the Limited Partnership that any of the sewage, sanitation or plumbing facilities servicing the Daleville and Somerset Properties is not in compliance with governmental laws, rules and regulations.

3(f)                             Permits/Consents.  To the knowledge of Parent, Horizon GP and Horizon LP, all required building permits, occupancy permits or other required approvals or consents of governmental authorities having jurisdiction have been obtained with respect to the Daleville and Somerset Properties.

3(g)                          No Litigation.  Except as provided in Schedule 3(g) attached hereto and made a part hereof, there is no pending or to Parent’s, Horizon GP’s and Horizon LP’s knowledge threatened litigation, arbitration, administrative action or examination, claim or demand whatsoever against the Limited Partnership.  Parent, Horizon GP and Horizon LP shall indemnify and hold harmless Pleasant Lake GP and Pleasant Lake LP from and against any claims, costs, losses, expenses and liabilities in any manner relating directly or indirectly to any matters referred to in Schedule 3(g).  No attachments, execution proceedings, liens (other than the Limited Partnership’s mortgage and real estate taxes and assessments), assignments or insolvency proceedings are pending or to Parent’s, Horizon GP’s and Horizon LP’s knowledge threatened against the Limited Partnership, the Daleville and Somerset Properties and/or the Tulare Property.  Neither Partner, Horizon GP nor Horizon LP is contemplating the institution of insolvency proceedings.

3(h)                          Insurance.  Except as set forth on Schedule 3(h) attached hereto and made a part hereof, Parent, Horizon GP and Horizon LP have not received and have no actual knowledge of any outstanding notice or request, formal or informal, from any insurance company or board of fire underwriters (a) identifying any defects in the Daleville and Somerset Properties that would adversely affect the insurability of the Daleville and Somerset Properties; or (b) requesting the performance of any work or alteration with respect to the Daleville and Somerset Properties.  Between the date of this Agreement and the Closing Date, Parent, Horizon GP and Horizon LP shall cause the Limited Partnership to: (a) keep the Daleville and Somerset Properties insured against fire and other hazards by extended coverage endorsement to its policy of casualty insurance, in an amount not less than the full replacement cost of the Daleville and Somerset Properties, naming Pleasant Lake GP and Pleasant Lake LP as an additional insured and providing Purchaser with a certificate of such insurance promptly following the execution hereof; and (b) keep its existing comprehensive public liability insurance in effect against claims for bodily injury, death and damage incurring in, on or about the Daleville and Somerset Properties.

3(i)                             Eminent Domain.  Parent, Horizon GP and Horizon LP have no knowledge of any pending or threatened eminent domain, condemnation or other governmental or quasi-governmental taking of any part or all of the Daleville and Somerset Properties.

3(j)                             Public Improvements.  Parent, Horizon GP and Horizon LP have not received any notice that there are any public improvements that have not been previously assessed, or any special, general or other assessments pending or threatened against, the Daleville and Somerset Properties; and there is no pending real estate tax complaint with respect to the assessed value of the Daleville and Somerset Properties.

3(k)                         Contracts.  Other than the Tenant Leases (defined below) and the AR Cap Mortgages (defined below), the Limited Partnership is not a party to any other contracts or agreements except as set forth on Schedule 3(k) attached hereto and made a part hereof (the “Contracts”).  Each of the Contracts is in full force and effect, and there is no default by any party under any of the Contracts.  There are no facts and no event of default has occurred that with the passage of time or giving of notice would constitute a default under any of the Contracts.

3(l)                             Outstanding Payables.  Except as set forth on Schedule 3(l) attached hereto and made a part hereof, the Limited Partnership has paid or will pay prior to the Closing Date in full all of its bills and invoices of any kind arising from the ownership, operation, management, repair, maintenance or leasing of the Daleville and Somerset Properties and/or the Tulare Property; and there are no actual or to the knowledge of Parent, Horizon GP and Horizon LP potential mechanic’s liens relating to labor or material outstanding or available to any party in connection with the ownership, operation, management, repair, maintenance or leasing of the Daleville and Somerset Properties and/or the Tulare Property.

3(m)                       Personal Property.  The personal property of the Limited Partnership is accurately identified and listed in Schedule 3(m).

3(n)                          No Transfer of Real Property.  Between the date of this Agreement and the Closing Date, no part of the real property owned by the Limited Partnership will be sold, encumbered or transferred in favor of or to any party whatsoever.  There are no purchase contracts, options or any other agreements of any kind, oral or written, by which any person or entity other than Limited Partnership will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of, any part or all of the Daleville and Somerset Properties, except as to rights created under any leases of such properties.

3(o)                           No Broker Fees.  There are no commissions, fees or other charges that are owed or will be owed to any agent or broker after the Closing Date with regard to any lease of any of the real property owned by the Limited Partnership or the renewal, exercise of option, extension or modification of any existing lease of the Daleville and Somerset Properties to any tenant.

3(p)                           Leases.  All of the leases between the Limited Partnership and the current tenants of the Daleville and Somerset Properties (the “Tenants”) are set forth in Schedule 3(p) (the “Tenant Leases”).  Except as set forth on Schedule 3(p), each of the Tenant Leases is in full force and effect, and there is no default by any Tenant with respect to any rental payment due under any of the Tenant Leases.  To the knowledge of Parent, Horizon GP and Horizon LP, there is no default by the Limited Partnership or any Tenant under any of the Tenant Leases which in the aggregate would result in an annual loss of more than $250,000 of revenue to the Limited Partnership if such Tenant Leases were terminated.

3(q)                           754 Election.  No election has been made under Section 754 of the Internal Revenue Code of 1986, as amended, by or on behalf of the Limited Partnership.

3(r)                           Financial Statements.  Parent, Horizon GP and Horizon LP previously delivered to Pleasant Lake GP, Pleasant Lake LP and the Other LPs the Limited Partnership’s balance sheet and income statement as of December 31, 2002 and for March 31, 2003 (collectively, the “Financial Statements”).  The Financial Statements have been prepared with [accrual] basis accounting principles and present fairly the financial position of the Limited Partnership and the results of operations for the periods indicated in the Financial Statements all in accordance with generally accepted accounting principles.  The Financial Statements have been and will be prepared from and are in accordance with the accounting records of the Limited Partnership.  The books and records from which the Financial Statements have been prepared properly and accurately record the transactions and activities that they purport to record.

3(s)                           Tax Returns.  Except as set forth on Schedule 3(s), the Limited Partnership has filed or caused to be filed (on a timely basis for all periods prior to the Closing) all federal, state, local and foreign tax returns and reports required to be filed by it with respect to the business or otherwise (the “Tax Returns”).  The Limited Partnership will file on a timely basis all Tax Returns required to be filed by the Limited Partnership for the First Taxable Year (defined below).  The Limited Partnership has delivered or made available to Pleasant Lake GP, Pleasant Lake LP and the Other LPs copies of all such Tax Returns.  Except as set forth on Schedule 3(s), the Limited Partnership has duly paid or made adequate provision for the payment of all taxes that have or may have become due as reflected in those Tax Returns or otherwise, or pursuant to any assessment received by the Limited Partnership.  Except as set forth on Schedule 3(s), all taxes that the Limited Partnership is or was required by law to withhold or collected have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or other person.  There are no encumbrances on any of the assets of the Limited Partnership that arose in connection with any failure (or alleged failure) to pay any tax, and the Limited Partnership has no knowledge of any basis for assertion of any claims attributable to taxes which, if adversely determined, would result in any such encumbrance, other than the real property taxes owed on the real property located in Daleville, Indiana.

3(t)                             No Other Liabilities.  Except as set forth in Schedule 3(t), the Limited Partnership has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) which are required to be disclosed in accordance with generally accepted accounting principles (“GAAP”) except for liabilities or obligations reflected or reserved against the Financial Statements and current liabilities incurred in the ordinary course of business since the respective dates thereof.   The AR Cap Mortgages (defined below) have been paid in full as of and prior to the Closing.

3(u)                          Partnership Agreement.  The copies of Agreement of Limited Partnership of the Limited Partnership dated as of July 9, 1999, together with the First Amendment to Agreement of Limited Partnership of the Limited Partnership dated as of May 29, 2003 (collectively, the “Partnership Agreement”), previously provided to Pleasant Lake GP, Pleasant Lake LP and the Other LPs, are true and correct copies of such documents, and the Partnership Agreement has not been amended or modified in any manner whatsoever.

3(v)                            Employees.  The Limited Partnership does not currently have, and has not for the last twelve months had, any employees.

3(w)                         Options to Purchase.  The Limited Partnership has not granted any option, warrant, purchase right or other contract or commitment to anyone that would require the Limited Partnership to sell to such party any general or limited partnership interests in the Limited Partnership.

3(x)                           Disclosure.  No representation or warranty of Parent, Horizon GP or Horizon LP in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

4.                                      INDEMNIFICATION.

4(a)                           Indemnification by Parent, Horizon GP and Horizon LP.  Parent, Horizon GP and Horizon LP, jointly and severally, shall defend, indemnify and hold harmless the Limited

Partnership, Pleasant Lake GP, Pleasant Lake LP and the Other LPs and their respective heirs, successors and assigns (collectively “Pleasant Lake Indemnified Parties”) from, against and in respect of, and shall pay to the applicable Pleasant Lake Indemnified Party the following damages, losses, deficiencies, assessments, charges, taxes, fines, penalties, costs and/or expenses (including reasonable attorneys’ fees) (collectively, “Losses”):

(i)                                     Any and all Losses with respect to the Limited Partnership’s failure to pay its debts, including without limitation, federal, state or local taxes, or the operation of the Business prior to the Closing (other than Losses with respect to those liabilities set forth in the Financial Statements which have not been paid and were not otherwise due before the Closing  and those liabilities described on Schedules 3(l) and 3(t)).

(ii)                                  Any and all Losses arising from any misrepresentation, omission or breach of any warranty, representation, covenant, agreement or obligation on the part of Parent, Horizon GP and Horizon LP under this Agreement or any exhibit, schedule, certificate, instrument or other document furnished to Buyer in connection with this Agreement.

(iii)                               Any and all Losses arising from any and all (a) Environmental Claims, Environmental Clean-Up Liability, Environmental Compliance Costs and/or the effect of any Environmental Laws with respect to the Daleville and Somerset Properties and/or the Tulare Property with respect to the condition of such properties prior to Closing; and (b) any claims for personal injury or property damage as a result of the foregoing, to the extent the same relates to any occurrence existing at any time prior to the Closing Date.

(iv)                              Any and all Losses arising from any claims by any third party arising from the conduct of the Business prior to the Closing.

(v)                                 Any and all Losses arising from or in connection with the mortgage loans from Wells Fargo Bank Minnesota, N.A., as Trustee (“Wells Fargo”), to the Limited Partnership on the Daleville and Somerset Properties, and the Tulare Property, including, without limitation, with respect to any document, instrument, certificate or agreement entered into by Parent, Horizon GP or Horizon LP and Wells Fargo in connection with such mortgage loans.

(vi)                              Any and all Losses arising from actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

As used in subparagraph (iii) above, the following terms shall have the following meanings:  “Environmental Claims” shall mean any claim for personal injury or property damage under any Environmental Law; “Environmental Clean-Up Liability” shall mean any cost or expense incurred to respond to, remove, remediate, clean-up or abate any Hazardous Substances (defined below) located on, in, under, above or about the property as required by administrative or judicial action; “Environmental Compliance Cost” shall mean any cost or expense necessary to enable the property to comply with all applicable Environmental Laws; “Environmental Law” shall mean any federal, state or local law or regulation for the protection of human health or the environment or natural resources at any time in effect; and “Hazardous Substance” shall mean any hazardous or toxic substance, pollutant, material or waste which is or becomes identified, listed or regulated as such by or pursuant to any federal, state or local Environmental Law.

The Parties shall promptly notify each other of the existence of any threatened or possible claim to which the foregoing indemnifications could apply and shall give such other party a reasonable opportunity to pay or defend the same at its own expense and with counsel of its own selection; provided, however, that Parent, Horizon GP and Horizon LP shall at all times also have the right to participate fully in the defense at their own expense.  In the event that Parent, Horizon GP and Horizon LP do not promptly assume the defense or otherwise handle any such matter in accordance with all applicable laws, rules and regulations, Pleasant Lake GP and/or Pleasant Lake LP may do so at Parent, Horizon GP and Horizon LP’s expense. The foregoing obligations to indemnify set forth in Sections 3(g) and 4(a)  shall survive the Closing.

4(b)                           Indemnification by Pleasant Lake GP and Pleasant Lake LP.  Subject to the limitations set forth in Section 12.4, Buyer shall indemnify and hold harmless Parent, Horizon GP and Horizon LP from, against and in respect of the following Losses:

(i)                                     any and all Losses with respect to Parent, Horizon GP and Horizon LP’s operation of the Business subsequent to the Closing;

(ii)                                  any and all Losses arising from any misrepresentation, omission or breach of any warranty, representation, covenant, agreement or obligation on the part of Parent, Horizon GP and Horizon LP under this Agreement or any exhibit, schedule, certificate, instrument or other document furnished to Parent, Horizon GP and Horizon LP in connection with this Agreement;  and

(iii)                               any and all Losses arising from actions, suits, proceedings, demands, assessments, penalties, fines, judgments, costs and legal and other expenses incident to any of the foregoing.

The Parties shall promptly notify each other of the existence of any threatened or possible claim to which the foregoing indemnifications could apply and shall give such other party a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided, however, that Parent, Horizon GP and Horizon LP shall at all times also have the right to participate fully in the defense at its own expense. The foregoing obligations to indemnify shall survive the Closing.

5.                                      CONDITIONS TO CLOSING.

Pleasant Lake GP’s, Pleasant Lake LP’s and the Other LP’s obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at the Closing of all of the following conditions, any one or more of which may be waived by Pleasant Lake GP, Pleasant Lake LP and the Other LPs, as applicable, in their discretion and in writing.

5(a)                           Accuracy of Representations and Warranties.  The representations and warranties of Parent, Horizon GP and Horizon LP contained in this Agreement shall be true and correct on the Closing Date in all material respects as though they were made on the Closing Date.

5(b)                           Covenants.  Parent, Horizon GP and Horizon LP shall not be in breach of and shall not have breached and failure to cure any covenant contained in this Agreement to be performed by Parent, Horizon GP and/or Horizon LP, as applicable, on or before the Closing Date.

5(c)                           Tax Returns.  Parent, Horizon GP and Horizon LP shall have delivered the federal tax returns of the Limited Partnership for the calendar year ended December 31, 2002 to Pleasant Lake GP, Pleasant Lake LP and the Other LPs.

5(d)                           Financial Statements.  Parent, Horizon GP and Horizon LP shall have delivered the Financial Statements to Pleasant Lake GP, Pleasant Lake LP and the Other LPs.

5(e)                           Mortgages.  Parent, Horizon GP and/or Horizon LP shall have delivered the [Promissory Notes in the original principal amounts of $2,650,000, and $10,875,000, in favor of Wells Fargo relating to mortgages in favor of Wells Fargo on the Daleville and Somerset Properties, marked canceled and paid in full as well as the canceled mortgages (the “AR Cap Mortgages”)] to Pleasant Lake GP, Pleasant Lake LP and the Other LPs.  The Parties acknowledge that the Partnership Agreement shall have been amended to permit the transfer of the General Partnership Interest and the Limited Partnership Interest hereunder.

5(f)                             Title Endorsement.  Pleasant Lake GP, Pleasant Lake LP and the Other LPs shall have received an endorsement to the title policy issued to the Limited Partnership with respect to the Daleville and Somerset Properties insuring title to such properties in the Limited Partnership.

5(g)                          Surveys.  Pleasant Lake GP, Pleasant Lake LP and the Other LPs shall have received a copy of the most recent surveys of the Daleville and Somerset Properties.

5(h)                          Legal Opinion.  Pleasant Lake GP, Pleasant Lake LP and the Other LPs shall have received from Parent’s, Horizon GP’s and Horizon LP’s counsel a legal opinion addressed to Pleasant Lake GP, Pleasant Lake LP and the Other LPs in the form attached hereto as Exhibit B.

6.                                      TAXABLE YEAR.

In determining each applicable Party’s distributive share of the Limited Partnership’s income, gain, loss, deduction or credit for 2003, the Parties shall cause the Limited Partnership to treat the Limited Partnership’s 2003 taxable year as if it consisted of two taxable years, the first beginning on January 1, 2003 and ending on May     , 2003 (the Parties intend that this be the date of the day before the Closing Date) (the “First Taxable Year”), and the second beginning on May     , 2003 and ending on December 31, 2003 (the “Second Taxable Year”).  The Parties expressly acknowledge and agree that none of Pleasant Lake GP, Pleasant Lake LP nor the Other LPs shall be allocated any item of income, gain, loss, deduction or credit for the First Taxable Year, including, without limitation, any cancellation of indebtedness income realized by the Limited Partnership as a result of the cancellation of certain mortgages on the Daleville and Somerset Properties, and that neither Horizon GP nor Horizon LP shall be allocated any item of income, gain, loss, deduction or credit for the Second Taxable Year.  Horizon GP and Horizon LP further acknowledge and agree that when Pleasant Lake GP, Pleasant Lake LP and the Other LPs cause the Limited Partnership’s tax returns to be prepared and K-1s to be issued, they will be prepared by the Limited Partnership in accordance with this Agreement regardless of any conflict with the Limited Partnership’s Limited Partnership Agreement.

7.                                      RELEASE.

Parent, Horizon GP and Horizon LP, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby forever release, remise and discharge the Limited Partnership and its successors and assigns from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which any of Parent, Horizon GP and Horizon LP now has or has had against the Limited Partnership from the beginning of the world to the date of this Agreement, arising from, connected with, or in any way growing out of, directly or indirectly, any transactions between the Limited Partnership and Parent, Horizon GP and Horizon LP prior to the date of this Agreement and all the effects, consequences, losses, damages, negotiations and dealings relating thereto.

8.                                      MISCELLANEOUS.

8(a)                           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

8(b)                           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

8(c)                           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto.

8(d)                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8(e)                           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8(f)                             Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Parent or Horizon GP or Horizon LP:

Horizon Group Properties, Inc. 77 West Wacker Drive, Suite 4200 Chicago, IL 60601
Attention:	Gary Skoien
Phone:	312-917-4227
Facsimile:	312-917-0911

with a copy, which shall not constitute notice, to:

Schiff Hardin & Waite 6600 Sears Tower Chicago, IL 60606
Attention:	David A. Grossberg
Phone:	312-258-5764
Facsimile:	312-258-5600

If to Pleasant Lake GP or Pleasant Lake LP:

Pleasant Lakes Apts. Corp. Pleasant Lakes Apt. Limited Partnership c/o Ramat Securities 23811 Chagrin Boulevard, #200 Beachwood, OH 44122
Attention:	Howard Amster
Phone:	216-595-1047
Facsimile:	216-595-0989

with a copy, which shall not constitute notice, to:

Ulmer & Berne LLP Penton Media Building, Suite 900 1300 East Ninth Street Cleveland, Ohio 44115-1583
Attention:	Robert Fein
Phone:	216-621-8400
Facsimile:	216-621-7488

If to Bongorno:

Richard Bongorno 2785 Belgrave Road Pepper Pike, Ohio 44124

If to Skoien:

Gary Skoien 511 N. Fairway Drive Inverness, Illinois 60067

If to Zlatin:

David Zlatin
2562 Biscayne Boulevard
Beachwood, Ohio 44122

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other mean including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8(g)                          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8(h)                          Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless in writing and delivered to the other Parties hereto and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8(i)                             Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8(j)                             Expenses.  Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

8(k)                         Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute of law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean “including, without limitation.”

8(l)                             Further Assurances.  The Parties each covenant and agree to execute and deliver, or cause others to do so, all such powers of attorney, consents, certificates, affidavits, agreements, instruments and other documents, and to do or cause to be done all such other acts and things as may be necessary to carry out the provisions of this Agreement, or as another party reasonably requests to effectuate the provisions of this Agreement.  The Parties agree to cooperate with each other to ensure the consummation of the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Purchase Agreement on the date first above written.

HORIZON GROUP PROPERTIES, INC., a Maryland corporation

By:
Name:
Its:

DALEVILLE, SOMERSET, TULARE FINANCE COMPANY, INC., a Delaware corporation

By:
Name:
Its:

HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership,
By:	Horizon Group Properties, Inc., Its General Partner

By:
Name:
Its:

PLEASANT LAKE APTS. CORP., an Ohio corporation

By:
Name:
Its:

PLEASANT LAKE APTS. LIMITED PARTNERSHIP, an Ohio limited partnership
By:	Pleasant Lake Apts. Corp., Its General Partner

By:
Name:
Its:

RICHARD BONGORNO

GARY SKOIEN

DAVID ZLATIN

Exhibit A

Limited Partner	Distribution of Limited Partnership Interest Percentage
Pleasant Lake	86%
Richard Bongorno	1%
Gary Skoien	10%
David Zlatin	2%
TOTAL	99%